UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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COSMOS HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

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COSMOS HOLDINGS INC.

141 West Jackson Boulevard, Suite 4236

Chicago, IL 60604

(Telephone) (312) 536-3102

INFORMATION STATEMENT

September 19, 2017

To our Stockholders:

This Information Statement is first being mailed on or about September 21, 2017 to the holders of record of the common stock, par value $0.001 per share (the “Common Stock”) of Cosmos Holdings Inc., a Nevada corporation (“we”, “us”, “our” “or the “Company”) as of the close of business on September 1, 2017 (the “Record Date”). This Information Statement relates to certain actions to be taken by the written consent of our stockholders holding a majority of our voting power (the “Written Consent”).

The Written Consent authorized, effective upon the 21st day following the mailing of this Information Statement to our Stockholders, the following:

To amend our Articles of Incorporation, in substantially the form attached hereto as Exhibit A, to: (i) effect a Reverse Stock Split of our common stock on the basis of issuing one (1) share of common stock in exchange for each ten (10) shares of common stock (the “Reverse Stock Split”). There will be no change to the $0.001 par value or the 300 million authorized shares of our common stock and any fractional shares will be rounded up.

The Written Consent constitutes the consent of a majority of our voting power and is sufficient under the Nevada Revised Statutes (the “NRS”) and our Bylaws to approve the Transactions. Accordingly, the Transactions shall not be submitted to our other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 78.320 of the NRS of the actions taken in connection with the Written Consent.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This information statement is first being mailed to you on or about September 21, 2017 and we anticipate the effective date of the actions to be October 11, 2017, or as soon thereafter as practicable in accordance with applicable law, including the NRS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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The accompanying information statement is for information purposes. Please read the accompanying information statement carefully.

By Order of the Board of Directors, Very truly yours, COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

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COSMOS HOLDINGS INC.

141 West Jackson Boulevard, Suite 4236

Chicago, IL 60604

(Telephone) (312) 536-3102

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934
Approximate Date of Mailing: September 21, 2017

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Cosmos Holdings Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”) as of September 1, 2017 (the “Record Date”) to notify such stockholders of the following:

On August 25, 2017, pursuant to Nevada Revised Statutes (the “NRS”), we received a written consent in lieu of a meeting of Stockholders from our Chief Executive Officer, representing over 51% of the total possible votes outstanding (the “Majority Stockholders”), authorizing the following:

to amend our Articles of Incorporation, in substantially the form attached hereto as Exhibit A, to: effect a Reverse Stock Split of our common stock on the basis of issuing one (1) share of common stock in exchange for each ten (10) shares of common stock (the “Reverse Stock Split”). There will be no change to the $0.001 par value or the 300 million authorized shares of our common stock and any fractional shares will be rounded up.

On August 25, 2017, the Board of Directors of the Company approved the Reverse Stock Split, subject to Stockholder approval. According to the NRS, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the Reverse Stock Split. The majority stockholder approved the Reverse Stock Split by Written Consent in lieu of a meeting as of August 25, 2017 in accordance with the NRS. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our NRS, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. As of the Record Date, we had 128,203,032 shares of common stock outstanding. The holders of Common Stock are each entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. To take all actions, a majority vote of the shares of Common Stock outstanding is necessary. Therefore, of the total potential 128,203,032 votes as of the Record Date, more than 50%, or 64,101,516, is required to pass any stockholder resolution. The consenting majority stockholder of the Company is the owner of 95,163,633 shares of common stock representing a total of 74.2% of the total voting power as of the Record Date.

The consenting stockholder consisted of Grigorios Siokas, Chief Executive Officer of the Company. The consenting majority stockholder voted his 95,163,633 shares in favor of the actions described herein in a written consent dated August 25, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of September 1, 2017, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of each class of stock; (ii) all of our directors and executive officers; and (iii) all of our directors and executive officers as a group. The notes accompanying the information in the table are necessary for a complete understanding of the information provided below. As of September 1, 2017, there were 128,203,032 shares of common stock outstanding.

We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them, except as otherwise provided in the footnotes to the below table.

Under federal securities laws, a person or group of persons is: (a) deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. This assumes that options, warrants or convertible securities that are held by such person or group of persons and which are exercisable within 60 days of the date of this report, have been exercised or converted.

Name and Address of Beneficial Owners of Common Stock 1	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock

Grigorios Siokas [1]	Common	95,163,633	74.2%

Dimitrios Goulielmos [2]	Common	5,416,000	4.2%

DIRECTORS AND OFFICERS		100,579,633	78.5%

5% SHAREHOLDERS

Total of 5% shareholders		-	-%

_________________

(1)	Mr. Siokas has a voting block of 95,163,633 common shares, or 74.2% of the issued and outstanding common stock of the Company as of August 25, 2017.

(2)

Mr. Goulielmos is the owner of Jaron Trading Limited a company that holds 400,000 common shares. Therefore Mr. Goulielmos, in addition to the 5,016,000 common share that he personally owns, he controls the 400,000 that belongs to Jaron Trading Limited. Attributing these shares to Mr. Goulielmos gives him a voting block of 5,416,000 shares, or 4.2% of the issued and outstanding common stock of the Company at August 25, 2017.

Percentages are based on 128,203,032 shares outstanding at September 1, 2017.

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Directors, Executive Officers and Corporate Governance

Our current directors, officers and managers are listed below. Each of our managers will serve for one year or until their respective successors are elected and qualified. Our officers serve at the pleasure of the Board.

Name	Age	Position

Grigorios Siokas	52	CEO, CFO and Director

Dimitrios Goulielmos	50	Director

Demetrios G. Demetriades	51	Secretary and Director

John J. Hoidas	52	Director

On February 26, 2016, Dimitrios Goulielmos resigned from his positions as Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") of Cosmos Holdings, Inc. (the "Company") but retained his position as a member of the Board of Directors. His resignation is not due to any conflict with the Company. Concurrently with the acceptance of Mr. Goulielmos' resignation, the Board of Directors appointed Grigorios Siokas to the offices of CEO and CFO and elected him to fill a vacancy and serve on the Board of Directors and as the Chairman of the Board.

Grigorios Siokas joined us as CEO, CFO and Director on February 26, 2016. He has over 15 years' experience in the pharmaceutical industry. Since 2014, he has served as the CEO and Operations Manager of SkyPharm SA a wholly-owned subsidiary of the Company. SkyPharm SA is a pharmaceutical company located in Greece that mainly exports medicines from Greece to other European countries, such as Germany, England and Denmark. Prior to 2014, Mr. Siokas worked in a variety of sectors of the pharmaceutical industry mostly in the trading of medicines in Greece and other European countries. Additionally, since 2000 he has been a major shareholder in various pharmaceutical companies such as: Ippokratis Pharmaceuticals, (annual sales of over € 78 million); Thrakis Pharmaceuticals, (annual sales of over € 20 million); Thessalias Pharmaceuticals, (annual sales of over € 18 million); and ZED Pharma SA, (annual sales of over € 35 million). During the 1990s, Mr. Siokas founded and operated a marble wholesale import – export company in Germany. Within a period of two years he became the 4th biggest Greek marble importer in Germany. He also ran a Tour Operation with many different airlines, serving millions of customers. Mr. Grigorios Siokas has Bachelor Degree in Geology from the Aristotle University of Thessaloniki, Greece. He received a Master’s in management and finance from the University of Stuttgart and the University of Tuebigen, Germany.

Dimitrios Goulielmos joined us as CEO, CFO and Director on September 27, 2013 and resigned as an officer as of February 26, 2016, but retained his position as a Director of the Company. Since 1991, he has been principal attorney at the law firm of Goulielmos D. & Partners. He contributes to the Board the benefits of his legal, academic, and business background. Mr. Goulielmos is a fourth generation attorney. He received his law degree with Excellency from the Aristotle University of Thessaloniki in 1988. He did post graduate studies for International transactions and Company law at Paris France and at the LSE of London, England. In 2004 he was elected Vice-president of EUROPECHE the organization that was established by the European Committee for the consultation and proposal of solutions in the sector of Community Fishery. The same year he was also elected as National representative of Hellas in the MEDISAMAK, the organization responsible for all Mediterranean countries, in the sector of Fishery. In year 2007 he was reelected as Vice-President of EUROPECHE. He is a member of the social dialogue group of ACFA, of EU on labor affairs. He is an honorary lifetime member of International Who's Who Historical Society. Mr. Goulielmos has extensive experience in law, international deals, mergers, acquisitions, negotiations, international application of licenses, and real estate management which he will contribute to the Board.

Demetrios G. Demetriades was elected as Secretary and Director of the Company effective January 13, 2014. Since January 2003, Mr. Demetriades has been Director of Highlander Spring Trading Ltd, a trading company. From November 2000 to December 2002 he was Marketing Director of Eurolink Securities Ltd which was involved in trading in the Cyprus Stock Exchange. From January 1995 to November 2000 he was Supervising Officer of Laiki Factors Ltd a financing company. As a member of the board, Mr. Demetriades contributes the benefits of his trading, executive leadership and management experience. Mr. Demetriades will be compensated for his service from time-to-time as the Board of Directors will determine.

John J. Hoidas was appointed a Member of the Company’s Board of Directors on November 18, 2016 and he became the fourth member of the Board of Directors of the Company. Mr. Hoidas is a wealth management professional with extensive experience in the capital markets and specifically in the financing of pharmaceutical companies. He is currently the senior vice president of Uhlmann Price Securities based in Chicago. Over the previous years he achieved to raise significant amounts of capital for late stage pre-IPO companies such as Organovo (ONVO), Invivo Therapeutics (NVIV) and Matinas BioPharma (MTNB) to name a few. He has served as a broker dealer to the following firms: Kingsbury Capital Investment Advisors, Kingsbury Capital LLC, Spencer Trask Ventures.

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Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee, including approving the selection of our independent accountants. None of our current directors can be considered an “audit committee financial expert.” We will need to attract an individual with the qualification of an audit committee expert to our Audit Committee. At this time, we have not identified such an individual.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2016, the no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2016. The Company intends on putting in procedures to ensure that all persons properly comply with the filing requirements of Section 16(a) of the Exchange Act.

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Code of Ethics

As of December 31, 2016, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal year ended December 31, 2016 and 2015.

SUMMARY COMPENSATION TABLE

Name	YE 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dimitrios	2016	-	-	-	-	-	-	-	-
Goulielmos	2015	-	-	-	-	-	-	-	-

Demetrios G.	2016	-	-	-	-	-	-	-	-
Demetriades	2015	-	-	-	-	-	-	-	-

Panagiotis	2016	-	-	-	-	-	-	-	-
Drakopoulos*	2015	6,000	-	-	-	-	-	-	6,000

Grigorios	2016	-	-	-	-	-	-	-	-
Siokas**	2015	-	-	-	-	-	-	22,204	22,204

__________________

*.

Mr. Drakopoulos was the former Principal Financial Officer and Director. During the year ended December 31, 2015, we made a cash payment of $6,000 to Mr. Drakopoulos. During the year ended December 31, 2016 we do not owe nor did we accrue any salary to Mr. Drakopoulos.

**.

Mr. Siokas became the Company's Chief Executive Officer and Director of the Company in 2016. During the year ended December 31, 2015, Mr. Siokas received $22,204 from the Company for board of director's fees. During the year ended December 31, 2016 we do not owe nor did we accrue any salary to Mr. Siokas.

Narrative Disclosure to the Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2016 and December 31, 2015.

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OUTSTANDING EQUITY AWARDS AT YEAR END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	No. of Shares or Units of Stock that Have Not	Market Value of Shares or Units of Stock that Have Not	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Un-exercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested

Dimitrios Goulielmos	-	-	-	-	-	-	-

Demetrios G. Demetriades	-	-	-	-	-	-	-

Director Compensation

No compensation was awarded to, earned by, or paid to our current director for services rendered in any capacities to us for the fiscal years ended December 31, 2016 and 2015.

We have no formal plan for compensating our directors for their services in their capacity as directors. In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 1, 2017 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Transactions will not become effective until at least 21 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September 21, 2017 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document contain forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results and the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included herein are based on information available to the Company on the date hereof. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made herein to reflect events or circumstances after the date hereof or to update reasons why actual results could differ from those anticipated in such forward-looking statements.

MARKET PRICE INFORMATION AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the OTC Markets under the symbol “COSM.” The following table sets forth, for the periods indicated, the high and low closing sale prices for our common stock as reported by the OTC Markets. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. The historical high and low prices below do not reflect the proposed 1 for 10 Reverse Stock Split. Following the Reverse Stock Split, we expect that our common stock will continue to be quoted and traded on the OTC Markets.

Quarter Ended	High	Low
Year Ended December 31, 2015
March 31, 2015	$0.94	$0.38
June 30, 2015	0.80	0.70
September 30, 2015	0.69	0.45
December 31, 2015	0.80	0.80

Year Ended December 31, 2016
March 31, 2016	0.76	0.35
June 30, 2016	0.80	0.47
September 30, 2016	0.70	0.52
December 31, 2016	0.82	0.40

Year Ending December 31, 2017
March 31, 2017	0.93	0.77
June 30, 2017	0.87	0.60

__________

* The quotations do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

As of August 18, 2017, there were approximately 224 holders of record of our common stock.

On September 15, 2017, the latest practicable date before the mailing of this information statement, the last sale price of our common stock as reported on the OTC Markets was $0.51 per share.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, information statements and other information with the SEC. You may read and copy any reports, statements or information that we file with the SEC at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The public reference room in Washington, D.C. is located at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

If you are a Company stockholder, you may obtain, without charge, a copy of the Annual Report on Form 10-K for the year ended December 31, 2016, and the most recent Quarterly Report on Form 10-Q of the Company, including the financial statements required to be filed in such reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS INFORMATION STATEMENT AND THE DOCUMENTS THAT THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Investing in our common stock involves a high degree of risk. Any of the following risks along with those mentioned in our December 31, 2016 Form 10-K, could materially adversely affect our business, operating results and financial condition could result in a complete loss of your investment.

In addition to the other information in this Information Statement, the following risk factors should be considered carefully in evaluating the Company and its business. This disclosure is for the purpose of qualifying for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It contains factors that could cause results to differ materially from such forward-looking statements. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

The following matters, among other things, may have a material adverse effect on the business, financial condition, liquidity, or results of operations of the Company. Reference to these factors in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements. Before you invest in our common stock, you should be aware of various risks, including those described below. Investing in our common stock involves a high degree of risk. You should carefully consider these risk factors, together with all of the other information included in this information statement, before you decide whether to purchase shares of our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to the Company

Our Common Stock is quoted on the OTC Markets, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the Nasdaq Stock Market or another national securities exchange.

Our securities are currently quoted on the OTC Markets, Inc., an inter-dealer automated quotation system for equity securities. Quotation of our securities on the Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. As an OTC quoted company, we do not attract the extensive analyst coverage that accompanies companies listed on exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the Bulletin Board. These factors may have an adverse impact on the trading and price of our Common Stock.

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The trading price of our common stock may decrease due to factors beyond our control.

Our stock is currently quoted on the OTC Markets. The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

We depend highly on our current chief executive officer, Grigorios Siokas, whose unexpected loss may adversely impact our ability to continue the business and with whom we do not have a formal employment agreement.

We currently rely heavily on the expertise, experience and continued services of Grigorios Siokas, our Chief Executive Officer. We presently do not have an employment agreement with Mr. Siokas and there can be no assurance that we will be able to retain him or, should he choose to leave us for any reason, to attract and retain a replacement or additional key executives.

We do not pay dividends on our Common Stock.

We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

Failure To Achieve And Maintain Effective Internal Controls In Accordance With Section 404 Of The Sarbanes-Oxley Act Of 2002 Could Have A Material Adverse Effect On Our Business And Stock Price.

Section 404 of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

Rule 144 Related Risk.

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

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THE REVERSE STOCK SPLIT

Overview

The following is a summary of the principal terms of the Reverse Stock Split. This summary does not contain all information that may be important to you. We encourage you to read carefully this information statement, including the exhibits and the documents we have incorporated by reference into this information statement, in their entirety.

Beneficial owners representing over 74% of the total possible votes outstanding have approved an amendment to our Articles of Incorporation which would authorize our board of directors, among other thing, to effect a Reverse Stock Split of all outstanding shares of our common stock at an exchange ratio of one-for-ten (10).

Upon completion of the Reverse Stock Split, we will have a total of approximately 12,820,303 shares of common stock issued and outstanding.

Our board of directors has approved and adopted the amendment to our articles of incorporation to effect the Reverse Stock Split.

Reasons For The Reverse Stock Split

Our primary purpose in considering the Reverse Stock Split is to reduce the amount of shares of our common stock currently outstanding with a proportionate increase in the purchase stock price to enable more brokers and investors to be able to purchase our securities.

Our common stock is traded on the OTC Markets under the symbol “COSM”. As of September 15, 2017, the trading price of our common stock was $0.51 per share. We cannot assure you that a Reverse Stock Split would likely initially increase proportionately in the trading price of our common stock.

The Reverse Stock Split May Not Result In An Increase In The Per Share Price Of Our Common Stock; There Are Other Risks Associated With The Reverse Stock Split.

The Board of Directors expects that a Reverse Stock Split of our Common Stock will increase the market price of the Common Stock. However, we cannot be certain whether the Reverse Stock Split would increase the trading price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied, with many companies losing substantial market value after a Reverse Stock Split. There is no assurance that:

•	the trading price per share of our Common Stock after the Reverse Stock Split would maintain its proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the Reverse Stock Split;
•	the Reverse Stock Split may result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

The market price of the Common Stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. The trading price of our common stock may change due to a variety of other factors, including our operating results, our financial condition, other factors related to our business and general market conditions. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Our common stock is traded on the OTC Markets under the symbol “COSM”. Upon effectiveness of the Reverse Stock Split, the price of our stock will be adjusted, at least initially, by the same 1:10 ratio. We cannot determine the exact price of our stock upon effectiveness of the Reverse Stock Split. There is no guarantee that the adjusted price will be based exactly on the 1:10 ratio or that the adjusted price will remain at the adjusted price for any period of time.

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Potential Effects Of The Reverse Stock Split

Number of Stockholders; Par Value and Authorized Shares. As of the date of this Information Statement, there are 300,000,000 shares of common stock authorized at a par value of $0.001 per share and there were approximately 224 stockholders of record. The Reverse Stock Split will not affect the number of stockholders of record, the number of authorized shares or the par value of our common stock stated in our Articles of Incorporation.

Voting Rights. Holders of common stock will continue to have one vote for each share of common stock owned after the Reverse Stock Split. Consequently, the voting and other rights of the holders of the common stock will not be affected by the Reverse Stock Split (other than as a result of the reduction of the number of shares held by our current stockholders).

Issuance of Additional Shares. The number of authorized but unissued shares of common stock will effectively be increased significantly by the Reverse Stock Split because the 128,203,032 shares outstanding prior to the Reverse Stock Split, which represent approximately 42.7% of the 300,000,000 authorized shares of common stock, will be reduced to approximately 12,820,303 shares, or approximately 4.27% of the 300,000,000 authorized shares of common stock.

The following table reflects the number of shares of common stock that would be outstanding as a result of the proposed Reverse Stock Split, and the approximate percentage reduction in the number of outstanding shares, based on 128,203,032 shares of common stock outstanding as of the record date (and excluding the effects of the issuances of the shares of stock described above), as well as the number of shares of common stock that would be available for issuance after the proposed Reverse Stock Split:

Proposed Reverse Stock Split Ratio	Shares Of Common Stock Outstanding	Percentage Reductions	Shares Of Common Stock Available for Issuance	Shares of Authorized Common Stock
Current	128,203,032	N/A	171,796,968	300,000,000
1 for 10	12,820,303	90.0%	287,179,697	300,000,000

Effects on Ownership by Individual Stockholders. If a Reverse Stock Split is implemented, the number of shares of common stock held by each stockholder would be reduced by dividing the number of shares held immediately before the Reverse Stock Split by ten (10), and then rounding up to the nearest whole share. No fractional shares will be issued as a result of the Reverse Stock Split. In lieu of any fractional interest in a share to which each stockholder otherwise would be entitled as a result of the Reverse Stock Split, we will issue to such stockholder one whole share of common stock, as described in further detail below. The Reverse Stock Split by itself would affect our common stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of common stock will remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

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Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split would not affect the registration of the common stock under the Exchange Act.

Effect on Authorized Shares of common stock. The Reverse Stock Split would not reduce the number of authorized shares of common stock as designated by our Articles of Incorporation from 300 million. Therefore, because the number of issued and outstanding shares of common stock would decrease in a 1 for 10 ratio, the number of shares remaining available for issuance under our authorized pool of common stock would substantially increase.

Possible Anti-Takeover Effects. We have no current plans or proposals to adopt other provisions or enter into other arrangements that might have material anti-takeover consequences.

Procedure For Effecting The Reverse Stock Split And Exchange Of Stock Certificates

The Reverse Stock Split would be implemented by filing the amendment to our Articles of Incorporation, in substantially the form attached to this Information Statement as Exhibit A, with the Nevada Secretary of State, and the Reverse Stock Split would become effective on the date of the filing.

As of the effective date of the Reverse Stock Split, each certificate representing shares of our common stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the one-for-ten Reverse Stock Split. All options and other securities would also be automatically adjusted on the effective date.

Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock will be notified of the effectiveness of the Reverse Stock Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the one-for-six Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the one-for-six exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

We would not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split would be rounded up to the nearest whole share. Stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by 10 would instead receive one additional whole share at no additional cost upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The number of shares to be issued in connection with rounding up such fractional interests is not expected by management of the Company to be material.

Federal Income Tax Consequences Of The Reverse Stock Split

The following is a summary of the material federal income tax consequences of the Reverse Stock Split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

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ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares pursuant to the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefore. The stockholder’s holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Stock Split.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single information statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single information statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that each of us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement and annual report, or if you are receiving multiple copies of the information statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Cosmos Holdings Inc., 141 West Jackson Boulevard, Chicago, IL 60604.

COSMOS HOLDINGS INC. By Order of the Board of Directors

September 21, 2017	By:	/s/ Grigorios Siokas
Grigorios Siokas, CEO

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Exhibit A

Form of Certificate of Amendment – Reverse Stock Split

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

COSMOS HOLDINGS INC.

(Pursuant to NRS 78.385 and 78.390 of the State of Nevada)

COSMOS HOLDINGS INC., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes,

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Cosmos Holdings Inc.

SECOND: This Certificate of Amendment shall become effective on October 11, 2017 at 12:01 a.m.

THIRD: Article THIRD of the Articles of Incorporation of the Corporation is hereby amended by replacing the introductory paragraph thereof in its entirety with the following:

“THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 400,000,000 shares. These shares are divided into 300,000,000 shares of Common Stock with $.001 par value and 100,000,000 shares of Preferred Stock with $.001 par value. Every ten (10) shares of the Corporation’s outstanding shares of Common Stock outstanding as of the close of business on September 1, 2017 is hereby exchanged for one (1) share of Common Stock (the “Reverse Split”). No fractional shares shall be issued in the Reverse Split.”

FOURTH: By written consent, the amendments herein certified were adopted and approved by the holders of 74.2% of the shares entitled to vote thereon and having at least a majority of the voting power.

IN WITNESS WHEREOF, this Certificate has been signed as of the 11th day of October 2017 and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act of the undersigned and that the facts stated in this Certificate are true.

COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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